UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                    Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 18, 1997




                              CAPSTAR HOTEL COMPANY
             (Exact name of registrant as specified in its charter)



         DELAWARE                     1-12017               52-1979383
(State or other jurisdiction    (Commission File    (IRS Employer Identification
      of incorporation)               Number)                 Number)



                           1010 Wisconsin Avenue, N.W.
                                    Suite 650
                             Washington, D.C. 20007
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 965-4455

ITEM 2.     ACQUISITIONS

    On August 18, 1997, CapStar Hotel Company ("CapStar") completed the acquisition of a controlling interest in MCV Venture, LLC, which owns the Radisson Plaza Hotel and Vine Center Office Tower in Lexington, Kentucky ("Radisson Lexington"). CapStar acquired its controlling interest for an aggregate purchase price of approximately $30.8 million in a partnership with Webb Companies, affiliates of which will retain the remaining ownership interest. The purchase price was funded through the refinancing of $24.0 million of the partnership's existing debt and through borrowings under CapStar's senior credit facility.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA

           FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements:

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Members
MCV Venture, LLC

         We have audited the accompanying balance sheets of MCV Venture, LLC, a Kentucky limited liability company, formerly MCV Venture, as of December 31, 1996 and 1995, and the related statements of operations, members' equity (deficit) and cash flows for the years then ended. The financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on those financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCV Venture, LLC as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

         As discussed in Note 11, subsequent to December 31, 1996, the Company refinanced its long-term debt with a new lender, and one of the members sold its entire interest to a new member.

                                                     KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
February 7, 1997

                                MCV VENTURE, LLC
                                    FORMERLY
                                   MCV VENTURE

                                 BALANCE SHEETS

            JUNE 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995

                                                        JUNE 30,             DECEMBER 31,
                                                         1997        ---------------------------
                                                      (unaudited)        1996             1995
                                                     ------------    ------------    ------------
Assets
Current Assets
   Cash ..........................................   $    601,639    $    408,881    $    459,165
   Accounts receivable, net of allowance of
      $36,000 at June 30, 1997, December 31,
      1996 and 1995 ..............................        986,508         826,451         702,467
   Hotel supplies and inventory ..................        219,334         216,321         185,335
   Prepaid expenses and other ....................        210,000         250,058         331,325
                                                     ------------    ------------    ------------
           Total current assets ..................      2,017,481       1,701,711       1,678,292
                                                     ------------    ------------    ------------
Property and Deferred Charges, net
   Hotel .........................................     18,273,960      18,530,711      18,727,080
   Office tower ..................................     13,055,478      13,418,505      13,544,242
                                                     ------------    ------------    ------------
           Total net property and deferred charges     31,329,438      31,949,216      32,271,322
                                                     ------------    ------------    ------------
Total Assets .....................................     33,346,919      33,650,927      33,949,614
                                                     ============    ============    ============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities
   Current maturities of long-term debt ..........      6,000,000      10,000,000            --
   Trade accounts payable ........................        782,400         788,822         776,246
   Due to related parties ........................           --         1,460,000            --
   Accrued interest ..............................        294,371       5,550,249       2,220,571
   Accrued expenses ..............................        136,794         264,713         342,481
   Other .........................................           --            95,147         186,286
                                                     ------------    ------------    ------------
           Total current liabilities .............      7,213,565      18,158,931       3,525,584
                                                     ------------    ------------    ------------
Long-Term Debt, less current maturities ..........     24,000,000      24,000,000      34,000,000
                                                     ------------    ------------    ------------
           Total liabilities .....................     31,213,565      42,158,931      37,525,584
                                                     ------------    ------------    ------------
Commitments and Contingencies (Notes 3, 5, 6,
   8, 9 and 11)
Members' Equity (Deficit)
   W/P/V/C, LLC (formerly Webb Properties) ......     (12,137,251)    (16,910,881)    (13,563,758)
   Kentucky Central Life Insurance Company .......           --         8,402,877       9,987,788
   Premium Financial, Group LLC .................      13,981,396            --              --
   Vine Center Investors LLC......................        289,209            --              --
                                                     ------------    ------------    ------------
           Total members' equity (deficit) .......      2,133,354      (8,508,004)     (3,575,970)
                                                     ------------    ------------    ------------
Total Liabilities and Members' Equity
   (Deficit) .....................................   $ 33,346,919    $ 33,650,927    $ 33,949,614
                                                     ============    ============    ============




   The accompanying notes are an integral part of these financial statements.

                                MCV VENTURE, LLC
                                    FORMERLY
                                   MCV VENTURE

                            STATEMENTS OF OPERATIONS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                            SIX MONTHS       YEARS ENDED DECEMBER 31,
                                               ENDED       ----------------------------
                                           June 30, 1997       1996            1995
                                           ------------    ------------    ------------
                                            (unaudited)
Hotel Revenues .........................   $  4,520,068    $ 10,145,807    $  9,265,751
Operating Expenses .....................      4,030,733       8,826,793       7,886,683
                                           ------------    ------------    ------------
   Income (loss) from Hotel Operations .        489,335       1,319,014       1,379,068
                                           ------------    ------------    ------------
Office Rental Income ...................      1,660,275       3,225,114       2,465,921
Operating Expenses .....................       (779,757)      1,536,619       1,001,182
                                           ------------    ------------    ------------
   Income from Office Leasing Operations        880,518       1,688,495       1,464,739
                                           ------------    ------------    ------------
Combined Operating Income ..............      1,369,853       3,007,509       2,843,807
Other Expenses
   Depreciation and amortization .......      1,283,950       1,893,864       1,888,293
   Interest expense ....................      1,981,625       6,045,679       4,266,603
                                           ------------    ------------    ------------
        Total other expenses ...........      3,265,575       7,939,543       6,154,896
                                           ------------    ------------    ------------
Net Loss Before Extraordinary Items ....     (1,895,722)     (4,932,034)     (3,311,089)
Extraordinary Items
   Gain on extinguishment of debt ......     12,726,932            --              --
                                           ------------    ------------    ------------
Net Income (Loss) ......................   $ 10,831,210    $ (4,932,034)   $ (3,311,089)
                                           ============    ============    ============



   The accompanying notes are an integral part of these financial statements.

                                MCV VENTURE, LLC
                                    FORMERLY
                                   MCV VENTURE

                     STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    Kentucky
                                                  W/P/V/C, LLC    Central Life       Premium      Vine Center
                                                 (formerly Webb     Insurance       Financial      Investors,
                                                   Properties)       Company        Group, LLC        LLC           Total
                                                  ------------    ------------    ------------    ------------   ------------
Balances-December 31, 1994.....................   $(10,964,067)   $ 10,699,186    $       --      $       --     $   (264,881)
Allocation of Net Loss for 1995:
   Depreciation ...............................     (1,863,947)           --              --              --       (1,863,947)
   Net operating loss excluding depreciation ..       (723,571)       (723,571)           --              --       (1,447,142)
                                                  ------------    ------------    ------------    ------------   ------------
Balances-December 31, 1995 ....................    (13,551,585)      9,975,615            --              --       (3,575,970)
Allocation of Net Loss for 1996:
   Depreciation ...............................     (1,786,558)           --              --              --       (1,786,558)
                                                                                                          --
   Net operating loss excluding depreciation ..     (1,572,738)     (1,572,738)           --                       (3,145,476)
                                                  ------------    ------------    ------------    ------------   ------------
Balances-December 31, 1996 ....................    (16,910,881)      8,402,877            --              --       (8,508,004)
Depreciation (unaudited).......................     (1,283,950)           --              --              --       (1,283,950)
Net operating income excluding depreciation
   (Kentucky Central Life Insurance Company was
   allocated income through February 28, 1997)       6,057,580          28,160       5,908,832         120,588     12,115,160
Distributions (unaudited)......................           --              --          (189,852)           --         (189,852)
Sale of Kentucky Central Life
   Insurance Company interest (unaudited)......           --        (8,431,037)      8,262,416         168,621           --
                                                  ------------    ------------    ------------    ------------   ------------
Balances- June 30, 1997 (unaudited) ...........   $(12,137,251)   $       --      $ 13,981,396    $    289,209   $  2,133,354
                                                  ============    ============    ============    ============   ============



   The accompanying notes are an integral part of these financial statements.

                                MCV VENTURE, LLC
                                    FORMERLY
                                   MCV VENTURE

                            STATEMENTS OF CASH FLOWS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                      SIX MONTHS
                                                         ENDED           YEAR ENDED DECEMBER 31,
                                                       JUNE 30,      ----------------------------
                                                         1997             1996            1995
                                                     ------------    ------------    ------------
                                                      (unaudited)
Cash Flows From Operating Activities
Net income (loss) ................................   $ 10,831,210    $ (4,932,034)   $ (3,311,089)
Adjustments to reconcile net income (loss) to
   each provided by operations:
   Depreciation and amortization .................      1,283,950       1,893,864       1,888,293
   Gain on debt extinguishment ...................    (12,726,932)           --              --
   Interest accrued and subsequently forgiven in
      connection with the long-term debt
      refinancing ................................      1,020,000            --              --
Changes in assets and liabilities:
   Decrease (increase) in accounts receivable ....       (160,057)       (123,984)         13,701
   Decrease (increase) in hotel supplies and
      inventories ................................         (3,013)        (30,986)         20,605
   Decrease (increase) in prepaid expenses and
      other ......................................         40,058          81,267        (229,863)
   Increase (decrease) in accounts payable .......         (6,422)         12,576         (76,980)
   Increase in accrued interest ..................        294,372       3,829,678       2,220,570
   Increase (decrease) in accrued expenses .......       (303,867)        (77,768)        (51,164)
   Increase (decrease) in other ..................         80,801         (91,139)        126,210
                                                     ------------    ------------    ------------
Net Cash Provided by Operating Activities ........        350,100         561,474         600,283
                                                     ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and increases in deferred
      charges ....................................         65,317        (611,758)       (207,164)
                                                     ------------    ------------    ------------
Net Cash Used by Investing Activities ............         65,317        (611,758)       (207,164)
                                                     ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Repayment of notes payable ....................           --              --          (316,667)
   Distributions to members ......................       (189,852)           --              --
   Cash paid in connection with the long-term debt
      refinancing ................................        (32,807)           --              --
                                                     ------------    ------------    ------------
Net Cash Provided (Used) by Financing Activities .       (222,659)           --          (316,667)
                                                     ------------    ------------    ------------
Net Increase (Decrease) in Cash ..................        192,758         (50,284)         76,452
Cash at Beginning of the Period ..................        408,881         459,165         382,713
                                                     ------------    ------------    ------------
Cash at end of the Period ........................   $    601,639    $    408,881    $    459,165
                                                     ============    ============    ============

Supplemental Disclosures
   Cash paid for interest ........................   $    856,934    $  2,216,000    $  2,029,706
   Interest payments made by related parties .....           --      $    500,000            --
   Loan commitment fees paid by related parties ..   $       --      $    960,000            --



   The accompanying notes are an integral part of these financial statements.

                                MCV VENTURE, LLC
                                    FORMERLY
                                   MCV VENTURE

                          NOTES TO FINANCIAL STATEMENTS

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


(1) DESCRIPTION OF MEMBERS' INTERESTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



         DESCRIPTION OF MEMBERS' INTERESTS

         MCV Venture, LLC ("MCV"), a Kentucky limited liability company (formerly MCV Venture, a Kentucky general partnership), is a joint venture (the "Venture") between W/P/V/C, LLC (formerly Webb Properties) ("Webb"), Premium Financial Group, LLC and Vine Center Investors, LLC, collectively the "Members". MCV developed and owns a hotel and office tower complex known as Vine Center in Lexington, Kentucky. The hotel is operated under a franchise agreement with Radisson Hotels. Prior to the sale transaction and effective name change transaction described in Note 11, the entity MCV Venture, LLC (formerly MCV Venture) operated as a Kentucky general partnership.

         The "Amended and Restated Joint Venture Agreement of MCV Venture" (the "Venture Agreement") provides, among other things, that the overall management and control of the business affairs be vested jointly in the Partners. Webb contributed to the capital of MCV, for a 50% interest, all of the net assets owned by MCV prior to the Venture Agreement and Kentucky Central Life Insurance Company ("Kentucky Central") contributed cash to MCV in the amount of $10,000,000 for the remaining 50%. The venture agreement was to continue until December 31, 2038, subject to certain terms of the Venture Agreement. Additional provisions of the Venture Agreement relating to income allocation and distributions are described in Note 8.

         As of February 12, 1993, Kentucky Central entered into a rehabilitation plan. As described in Note 11, effective February 28, 1997, the liquidator of Kentucky Central sold its venture interest in MCV. Subsequent to the sale, the operations are managed by Vine Center Investors, LLC.


         HOTEL SUPPLIES AND INVENTORIES

         Inventories are carried at cost based on the first-in, first-out method of accounting and are expensed as used.

         PROPERTY AND EQUIPMENT

         Land and buildings are stated at carrying value at the date of formation of MCV Venture, revalued pro rata, to fair value as a result of a partnership change in 1988 accounted for as a purchase transaction. Furniture, fixtures and equipment, and building improvements subsequent to 1988 are stated at cost. Maintenance and repairs are charged to operations as incurred. Major renewals and betterments are capitalized.

         Buildings and equipment are depreciated using the straight-line method over the estimated useful life of the assets, as follows:


         Buildings..........................................   28 years
                                                                   2-10
         Improvements.......................................      years
                                                                   5- 7
         Furniture, fixtures and equipment..................      years


         DEFERRED CHARGES

         Deferred charges include deferred leasing commissions and financing commitments fees. These costs are amortized on a straight-line basis over the estimated period of benefit, ranging from two to ten years, the term of the related leases or debt.

         REVENUE RECOGNITION

         Revenue is recognized as earned. In accordance with generally accepted accounting principles, rental income has been recorded on a straight-line basis with the effects of scheduled rent increases and rental concessions, if any, recognized evenly over the term of the lease.

         USE OF ESTIMATES AND ASSUMPTIONS

         Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

         INCOME TAXES

         Earnings of MCV are allocated to the Members as prescribed in the Venture Agreement for inclusion in the determination of the Members' taxable income. Accordingly, the accompanying financial statements include no provision for income taxes.

         UNAUDITED PERIOD

         The financial information as of June 30, 1997 and for the six months ended June 30, 1997 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.

(2)  PROPERTY AND DEFERRED CHARGES

         The following items are included in property and deferred charges:



                                                          1996           1995
                                                       -----------   -----------
HOTEL:
   Land ............................................   $ 2,190,707   $ 2,190,707
   Buildings and improvements ......................    22,655,462    22,655,462
   Furniture, fixtures and equipment ...............     2,695,819     2,183,513
   Deferred charges ................................       603,152       123,152
                                                       -----------   -----------
           Total ...................................    28,145,140    27,152,834
   Less accumulated depreciation and amortization ..     9,614,429     8,425,754
                                                       -----------   -----------
   Net .............................................   $18,530,711   $18,727,080
                                                       ===========   ===========


                                                          1996           1995
                                                       -----------   -----------
OFFICE TOWER:
Land ...............................................   $ 1,198,642   $ 1,198,642
Buildings and improvements .........................    18,957,293    18,866,822
Furniture, fixtures and equipment ..................        14,346        14,346
Deferred charges ...................................       777,969       288,947
                                                       -----------   -----------
           Total ...................................    20,948,250    20,368,757
Less accumulated depreciation and amortization .....     7,529,745     6,824,515
                                                       -----------   -----------
Net ................................................   $13,418,505   $13,544,242
                                                       ===========   ===========


         Depreciation and amortization expense for the years ended December 31, 1996 and 1995 totaled 1,893,864 and 1,828,293, respectively, including amortization expense of $107,304 and $24,346, respectively.

(3)  LONG-TERM DEBT

         Effective June 1995, MCV defaulted on its long-term debt. The Note in the amount of $34,000,000, payable to a lender (the "original lender"), was due for repayment in-full, November, 1995. MCV failed to make certain scheduled repayments during 1995 and had not repaid the note as of December 31, 1996. Interest expense has been accrued at the default rate of 18% from June 1995 through December 31, 1996. Accrued interest payable is included in current liabilities in the accompanying balance sheets.

         During 1996 MCV entered into an agreement with a lender (the "new lender") to re-finance its long-term debt. In consideration of the agreement, MCV incurred a loan commitment fee of $960,000 which was paid on its behalf by a related entity in December, 1996. The loan fee has been recorded as a deferred charge (included under the Hotel and the Office Tower, see Note 2) and will be amortized from the date the re-financing becomes effective, over the life of the note.

         The original lender obtained a judgment for foreclosure against MCV. However, effective February 28, 1997, the original lender, in return for a cash settlement of $26,950,000, agreed to cancel the original note and forgive all unpaid accrued interest. As of the same date, MCV ratified an agreement with the new lender to enter into a new note for $24,000,000. An additional $2,950,000 of equity funding was obtained to finance the balance. The judgment for foreclosure will remain in effect but may only be executed on by the new lender if MCV defaults under the terms of the refinancing. The gain on extinguishment of the original note has not been reflected in the December 31, 1996 financial statements, and will be recorded during the year ended December 31, 1997.

         The new note is an "interest only" obligation re-payable in full on February 28, 2000. Interest will accrue at the Libor Rate plus 4 1/2%. The classification of long-term debt in the balance sheet at December 31, 1996, as described below, reflects the terms of the new note.

         Long-term debt is comprised of the following:

                                                              1996            1995
                                                          ------------    ------------
Mortgage note payable to a third party, bearing
   interest, at the Libor Rate plus 4 1/2%, (new lender
   rate) secured by mortgages on the office tower and
   hotel and security interests in operating leases,
   accounts receivable and hotel inventories, with
   monthly payments of interest only, maturing
   February 28, 2000 ..................................   $ 34,000,000    $       --
Mortgage note payable to a third party, bearing
   interest at 18% secured by mortgages on the office
   tower and hotel and security interest in operating
   leases, accounts receivable and hotel inventories,
   extinguished February 28, 1997 .....................           --        34,000,000
                                                          ------------    ------------
                                                            34,000,000      34,000,000
Current portion of mortgage note,
 extinguished in 1997 .................................    (10,000,000)           --
                                                          ------------    ------------
                                                          $ 24,000,000    $ 34,000,000
                                                          ============    ============


(4)  LEASES

         MCV is a lessor of office space under operating leases with terms ranging from 1 to 6 years. Certain leases include renewal options varying from 3 to 20 years. Minimum lease payments receivable, excluding tentative reimbursement of expenses, under non-cancelable operating leases in effect as of December 31, 1996 are approximately as follows:



         1997...........................................   $ 3,066,250
         1998...........................................     2,728,796
         1999...........................................     2,553,971
         2000...........................................     2,306,240
         2001...........................................     1,800,328
                                                           -----------
                                                           $12,455,585
                                                           ===========


(5)  CONTINGENT LIABILITY

         Under an agreement with the Commonwealth of Kentucky (the "Agreement") for the financing and operation of a parking garage (the Vine Center parking garage), MCV is contingently liable for 25% of the amount by which the Debt Service is greater than the sum of the total rent paid plus the Net Operating Revenue. Debt Service is defined as the amount necessary to pay the principal and interest outstanding on the bonds issued by the Commonwealth to finance the construction of the parking garage. Net Operating Revenue is defined to gross receipts less gross expenses of the parking garage. The Agreement expires in 2023.

(6)  LEASE COMMITMENTS

         MCV leases various office equipment under non-cancelable operating leases. Lease expense was approximately $170,000 and $160,000 for the years ended December 31, 1996 and 1995, respectively. Future minimum lease payments under non-cancelable operating leases are as follows:


         1997............................................    $137,113
         1998............................................      40,557
         1999............................................      25,410
                                                             --------
                                                             $203,080
                                                             ========

(7)  RELATED PARTIES

         MCV entered into certain transactions with Webb and its affiliates. Related party transactions and balances with these entities at December 31, 1996 and 1995 and for the years then ended are as follows:


                                                           1996           1997
                                                           ----           ----
Transactions:
   Lease commissions .............................       $146,713       $190,909
   Management fees-Hotel .........................        151,700        139,000
   Management fees-Office Tower ..................        144,070        121,201
   Management fees-other .........................          6,628          7,176
   Tenant services and general overhead ..........        146,789        180,863
   Building and tenant improvements ..............         17,520         15,548
Balances:
   Accounts payable ..............................         59,672         61,535


         As discussed in Note 11, a related party purchased 50% of MCV subsequent to year end.

         In December 1996, MCV incurred a loan commitment fee of $960,000 (see
Note 3) which was paid on its behalf by a related entity. During 1996 another related party made $500,000 in interest payments on MCV's behalf. These amounts were still owed to related parties at December 31, 1996 and are reflected as due to related parties in the accompanying balance sheet.

         Included above are management fees for the management of the Hotel. Under the terms of an Operating Agreement, Dawn Hotels of Kentucky, Inc. ("Dawn Hotels"), a Webb affiliate, is the operator of the hotel through October, 1999 (with two additional five year renewal periods). In accordance with the Operating Agreement, employees of the Hotel are employed by Dawn Hotels which was reimbursed in 1996 and 1995 for all associated payroll costs.

         Also included above are management fees for the management of the Office Tower. Under the terms of a Property Management and Leasing Agreement, The Webb Companies, also a Webb affiliate, is the managing and leasing agent for the Office Tower through October, 1998. MCV pays a management fee to the Webb Companies and reimburses The Webb Companies for direct operating costs.

(8)  ALLOCATION AND DISTRIBUTION OF NET INCOME

         As set-out in the Venture Agreement, net income or loss shall be allocated to the members/partners in accordance with the following priorities:

                  1. Depreciation and debt prepayment penalties are charged against the Webb equity account.

                  2. The lesser of the remaining net income or loss and net cash flow distribution shall be allocated in the same percentage as any net cash flow distribution.

                  3. Any remaining net income or loss shall be allocated 50% to each of the members/partners.

         MCV has made no net cash flow distributions during 1996 or 1995.

         Net cash distributions, when made, shall first take account of the members'/partners' Priority Returns, as set-out in the Venture Agreement, and their Accumulated Priority Return Deficiencies. The Priority Return is equal to 8% per annum of $2,000,000 and $10,000,000 for

Webb and Kentucky Central, respectively, reduced by all distributions to the respective members/partners. The Accumulated Priority Return Deficiency is the excess of respective Priority Returns to be paid to members/partners in any fiscal year over the amounts actually distributed. At December 31, 1996, the Accumulated Priority Return Deficiency for Webb and Kentucky Central was $1,288,105 and $6,534,185, respectively.

(9)  CONCENTRATION OF CREDIT RISK

         MCV's business activities are primarily with customers located within the State of Kentucky. Financial instruments which might potentially expose the Company to credit loss include trade accounts receivable and cash. Accounts receivable are not collateralized. Management evaluates accounts receivable balances on an on-going basis and provides allowances as necessary for amounts estimated to eventually become uncollectible. In the event of complete non-performance of accounts receivable, the maximum exposure to the Company is the amount shown on the balance sheet as the date of non-performance. As of December 31, 1996, each balances included $412,850 of deposits in excess of Federally insured limits. The Company limits its credit risk with respect to cash by maintaining its cash balances with high credit quality financial institutions.

(10)  FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 117, "Disclosure About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial assets and liabilities for which it is practical to estimate. Cash, accounts receivable, accounts payable and accrued expenses, and long-term debt are all carried at amounts which reasonably approximate their fair values. The long-term debt has a variable interest and accordingly fair value is deemed to approximate the carrying amount.

(11)  SUBSEQUENT EVENTS

         As described in Note 3, effective February 28, 1997, MCV re-financed its long-term debt. As discussed in Note 1, effective February 28, 1997, Kentucky Central sold its 50% interest in the Venture to Premium Financial Group, LLC and Vine Center Investors, LLC, both related parties, and the entity as it then existed was dissolved. The assets were contributed to MCV Venture, LLC, a Kentucky limited liability company with Vine Center Investors, LLC. (1% interest) the managing member and Premium Financial Group, Inc. (49% interest) and W/P/V/C,LLC (50% interest) the non-managing members. There was no effective change in control as a result of this transaction and, therefore, the transaction is treated as MCV Venture changing its name to MCV Venture, LLC in conjunction with the sale of certain partnership interests for new membership interests. As the new members are related parties, the sale of the partnership interests for new membership interests does not result in any change in the basis of the assets or liabilities.

         (b)   Pro Forma Financial Information:


CAPSTAR HOTEL COMPANY UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

    On August 18, 1997, CapStar acquired a controlling interest in the Radisson Lexington. The acquisition was funded through a refinancing of an existing loan and through external borrowings.

    The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the aforementioned transaction had been consummated on June 30, 1997. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 are presented as if the aforementioned transaction had been consummated at the beginning of the respective periods. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transaction have been made.

    The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what the Company's actual financial position or operating results would have been had such event occurred as of an earlier date, nor does it purport to represent the future financial position or operating results of the Company.

                              CapStar Hotel Company

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1997
                                 (in thousands)

                                                             Radisson Lexington     Pro Forma
                                                                 Pro Forma            After
                                              Historical (A)   Adjustments (B)  Radisson Lexington
Assets
Cash ....................................   $        11,489   $            25    $        11,514
Property and equipment, net
  Land ..................................            81,683             6,450             88,133
  Building and improvements .............           404,798            24,748            429,546
  Furniture, fixtures and equipment .....            44,556             1,055             45,611
  Construction-in-progress ..............             5,314              --                5,314
                                            ---------------   ---------------    ---------------
Total property and equipment, net .......           536,351            32,253            568,604

Other assets ............................            60,233              (429)            59,804
                                            ---------------   ---------------    ---------------
Total assets ............................   $       608,073   $        31,849    $       639,922
                                            ===============   ===============    ===============

Liabilities, Minority Interest and Equity
Other liabilities .......................   $        35,333   $           305    $        35,638
Long-term debt ..........................           234,995            31,544            266,539
                                            ---------------   ---------------    ---------------
Total liabilities .......................           270,328            31,849            302,177
Minority interest .......................            22,270              --               22,270
Stockholders' equity ....................           315,475              --              315,475
                                            ---------------   ---------------    ---------------
Total liabilities, minority interest and
  stockholders' equity ..................   $       608,073   $        31,849    $       639,922
                                            ===============   ===============    ===============


(A) Reflects the unaudited historical condensed consolidated balance sheet of CapStar as of June 30, 1997.

(B) Reflects CapStar's cost basis and financing for the Radisson Lexington. Included in the adjustments are the use of deposits recorded at June 30, 1997.

                              CapStar Hotel Company

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Six Months Ended June 30, 1997
                    (in thousands, except per share amounts)

                                                                       Radisson Lexington
                                                                          Pro Forma         Pro Forma After
                                                     Historical (A)      Adjustments (B)   Radisson Lexington
Revenue from hotel operations:
  Rooms                                            $          79,254    $           3,066   $          82,320
  Food and beverage                                           34,676                1,311              35,987
  Other operating departments                                  5,664                  143               5,807
Office rental and other revenue                                 --                  1,660               1,660
Hotel management                                               2,225                 --                 2,225
                                                   -----------------    -----------------   -----------------
Total revenue                                                121,819                6,180             127,999
                                                   -----------------    -----------------   -----------------

Hotel operating expenses by department:
  Rooms                                                       18,954                  835              19,789
  Food and beverage                                           27,338                1,258              28,596
  Other operating departments                                  3,008                   96               3,104
Office rental and other revenue                                 --                    775                 775
Undistributed operating expenses:
  Administrative and general                                  19,839                  418              20,257
  Property operating costs                                    13,960                  978              14,938
  Property taxes, insurance and other                          5,064                  184               5,248
  Depreciation and amortization                                8,220                  385               8,605
                                                   -----------------    -----------------   -----------------
Total operating expenses                                      96,383                4,929             101,312
                                                   -----------------    -----------------   -----------------

Net operating income                                          25,436                1,251              26,687
Interest expense, net                                          8,440                1,014               9,454
                                                   -----------------    -----------------   -----------------
Income before minority interest and income taxes              16,996                  237              17,233
Minority interest                                               (620)                --                  (620)
                                                   -----------------    -----------------   -----------------
Income before income taxes                                    16,376                  237              16,613
Income taxes                                                   6,288                   90               6,378
                                                   -----------------    -----------------   -----------------
Net income                                         $          10,088    $             147   $          10,235
                                                   =================    =================   =================

Earnings per share (C)                             $            0.62                        $            0.63
                                                   =================                        =================

(A) Reflects the unaudited historical condensed consolidated statement of operations of CapStar for the six months ended June 30, 1997.

(B) Reflects the historical operations of the Radisson Lexington adjusted for (i) the elimination of management fee expense, (ii) depreciation on the new cost basis, (iii) interest on the incremental debt individually attributable to this acquisition based on the terms of CapStar's credit facilities and (iv) federal and state income taxes at CapStar's combined effective tax rate of 38%. Historical operations of the the Radisson Lexington were derived from the hotel's unaudited financial statements for the six months ended June 30, 1997 included in this current report on Form 8-K.

(C) The weighted average number of common shares and common share equivalents used in calculating earnings per share was 16,356,343.

                              CapStar Hotel Company

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1996
                    (in thousands, except per share amounts)

                                                                      Radisson Lexington
                                                                           Pro Forma       Pro Forma After
                                                     Historical (A)     Adjustments (B)   Radisson Lexington
Revenue from hotel operations:
  Rooms ........................................   $        68,498     $         6,523     $        75,021
  Food and beverage ............................            30,968               3,251              34,219
  Other operating departments ..................             5,981                 372               6,353
Office rental and other revenue ................              --                 3,225               3,225
Hotel management ...............................             4,345                --                 4,345
                                                   ---------------     ---------------     ---------------
Total revenue ..................................           109,792              13,371             123,163
                                                   ---------------     ---------------     ---------------

Hotel operating expenses by department:
  Rooms ........................................            17,509               1,623              19,132
  Food and beverage ............................            24,589               2,832              27,421
  Other operating departments ..................             2,513                 205               2,718
Office rental and other revenue ................              --                 1,537               1,537
Undistributed operating expenses:
  Aministrative and general ....................            20,448               1,093              21,541
  Property operating costs .....................            12,586               2,086              14,672
  Property taxes, insurance and other ..........             4,565                 412               4,977
  Depreciation and amortization ................             8,248                 769               9,017
                                                   ---------------     ---------------     ---------------
Total operating expenses .......................            90,458              10,557             101,015
                                                   ---------------     ---------------     ---------------

Net operating income ...........................            19,334               2,814              22,148
Interest expense, net ..........................            12,346               2,028              14,374
                                                   ---------------     ---------------     ---------------
Income before minority interest and income taxes             6,988                 786               7,774
Minority interest ..............................                39                --                    39
                                                   ---------------     ---------------     ---------------
Income before income taxes .....................             7,027                 786               7,813
Income taxes ...................................             2,674                 299               2,973
                                                   ---------------     ---------------     ---------------
Net income from continuing operations ..........   $         4,353     $           487     $         4,840
                                                   ===============     ===============     ===============
Earnings per share from continuing operations (C)  $          0.31                         $          0.35
                                                   ===============                         ===============


(A) Reflects the historical condensed consolidated statement of operations of CapStar for the year ended December 31, 1996.

(B)  Reflects the historical operations of the Radisson Lexington adjusted for
     (i) the elimination of management fee expense, (ii) depreciation on the new cost basis, (iii) interest on the incremental debt individually attributable to this acquisition based on the terms of CapStar's credit facilities and (iv) federal and state income taxes at CapStar's combined effective tax rate of 38%. Historical operations of the Radisson Lexington were derived from the hotel's audited financial statements for the year ended December 31, 1996 included in this current report on Form 8-K.

(C) In computing historical and pro forma earnings per share, income for the period from CapStar's initial public offering to December 31, 1996 is used. The weighted average number of common shares and common share equivalents used in calculating earnings per share was 12,754,321.

                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CAPSTAR HOTEL COMPANY
                                (Registrant)



                                By:   /S/ John Emery
                                   -------------------------------
                                   John Emery
                                   Chief Financial Officer



Dated:  September 2, 1997